Exhibit 23.1

     Deloitte & Touche LLP
     111 Broadway, Suite 2100
     Oakland, California 94607-4036

     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 1996.

     /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP
     Oakland, California
     September 19, 1997